Exhibit 99.1

Voting and Support Agreement

This Voting and Support Agreement (this “Agreement”) is entered into as of April 15, 2024, by and among Wintrust Financial Corporation, an Illinois corporation (“Purchaser”), Macatawa Bank Corporation, a Michigan corporation (“Company”), and those Persons whose names appear on the signature page of this Agreement and who own or solely control the voting of any shares of Company Common Stock (such shareholders collectively referred to in this Agreement as the “Principal Shareholders,” and individually as a “Principal Shareholder”).

Recitals

A.            As of the date hereof, each Principal Shareholder is the owner or solely controls the vote of the number of shares of Company’s common stock, no par value per share (“Company Common Stock”), as is set forth opposite such Principal Shareholder’s name on the signature page attached hereto.

B.            Purchaser is contemplating the acquisition of Company by means of a merger (the “Merger”) of Company with and into Leo Subsidiary LLC, a Michigan limited liability company and wholly-owned subsidiary of Purchaser (“Merger Sub”), pursuant to an Agreement and Plan of Merger dated as of April 15, 2024 (the “Plan of Merger”), by and among Purchaser, Merger Sub and Company.

C.            Purchaser, Merger Sub and Company are unwilling to expend the substantial time, effort and expense necessary to implement the Merger, including applying for and obtaining necessary approvals of regulatory authorities, unless all of the Principal Shareholders enter into this Agreement.

D.            Each Principal Shareholder believes it is in his or her best interest as well as the best interest of Company for Purchaser and Company to consummate the Merger.

Agreements

In consideration of the foregoing premises, which are incorporated herein by this reference, and the covenants and agreements of the parties herein contained, and as an inducement to Purchaser and Company to enter into the Plan of Merger and to incur the expenses associated with the Merger, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.      Definitions; Construction. All terms that are capitalized and used herein (and are not otherwise specifically defined herein) shall be used in this Agreement as defined in the Plan of Merger. The parties hereby incorporate by this reference the principles of construction set forth in Section 8.2 of the Plan of Merger.

Section 2.      Representations and Warranties. Each Principal Shareholder represents and warrants that as of the date hereof, he or she (a) owns beneficially and of record the number of shares of Company Common Stock as is set forth opposite such Principal Shareholder’s name on the signature page attached hereto; (b) has the sole, or joint with any other Principal Shareholder, voting power with respect to such shares of Company Common Stock; and (c) has all necessary power and authority to enter into this Agreement and further represents and warrants that this Agreement is the legal, valid and binding agreement of such Principal Shareholder, and is enforceable against such Principal Shareholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and subject to general principles of equity.

Section 3.       Voting Agreement. Each Principal Shareholder hereby agrees that at any meeting of the Company Shareholders however called, and in any action by written consent of the Company Shareholders, such Principal Shareholder shall vote, or cause to be voted, all shares of Company Common Stock now or at any time hereafter owned or solely controlled by him or her at the time of such meeting of the Company Shareholders (a) in favor of the Merger and the other transactions contemplated by the Plan of Merger; (b) against any Company Takeover Proposal involving any party other than Purchaser or an Affiliate of Purchaser; and (c) against any action or agreement that would reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation of Company under the Plan of Merger.

Section 4.      Additional Covenants. Except as required by law, each Principal Shareholder agrees that he or she will (a) not, and will not permit any of his or her Affiliates prior to the Effective Time to, sell, assign, transfer or otherwise dispose of, or permit to be sold, assigned, transferred or otherwise disposed of, any Company Common Stock owned of record or beneficially by such Principal Shareholder, whether such shares of Company Common Stock are owned of record or beneficially by such Principal Shareholder on the date of this Agreement or are subsequently acquired by any method, except: (i) for transfers by will or by operation of law (in which case this Agreement shall bind the transferee); (ii) a transfer for estate and tax planning purposes, subject in each case to the transferee agreeing in writing to be bound by the terms of this Agreement; (iii) with the prior written consent of Purchaser (which consent shall not be unreasonably withheld), for any sales, assignments, transfers or other dispositions necessitated by hardship; or (iv) as Purchaser may otherwise agree in writing; (b) not vote or execute any written consent to rescind or amend in any manner any prior vote or written consent to approve or adopt the Plan of Merger or any of the other transactions contemplated thereby; (c) use his or her best efforts to cause any necessary meeting of the Company Shareholder to be duly called and held, or any necessary consent of shareholders to be obtained, for the purpose of approving or adopting the Plan of Merger and the transactions contemplated thereby; (d) cause any of his or her Affiliates to cooperate fully with Purchaser in connection with the Plan of Merger and the transactions contemplated thereby; and (e) execute and deliver such additional instruments and documents and take such further action as may be reasonably necessary to effectuate and comply with his or her respective obligations under this Agreement.

Section 5.      No Economic Benefit. Nothing contained in this Agreement shall be deemed to vest in Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any of the Company Common Stock. All rights, ownership and economic benefits of and relating to the Company Common Stock shall remain and belong to the applicable shareholder and Purchaser shall have no power or authority to direct any shareholder in the voting of any of the Company Common Stock or the performance by any shareholder of its duties or responsibilities as a shareholder of Company, except as otherwise provided herein. For the avoidance of doubt, this is a voting and support agreement only, and is not to be interpreted as a written consent to the Merger or as granting Purchaser a proxy to vote the Company Common Stock subject to this Agreement.

Section 6.      Termination. Notwithstanding any other provision of this Agreement, this Agreement shall automatically terminate on the earlier of (a) the date of termination of the Plan of Merger as set forth in Article 7 thereof, as such termination provisions may be amended by Purchaser, Merger Sub and Company from time to time; (b) the favorable vote of the Company Shareholders with respect to approval of the Plan Merger; (c) the date, if any, on which Company publicly discloses that the Company Board of Directors has determined, in accordance with Section 5.3.5 of the Plan of Merger to make a Company Adverse Recommendation Change; or (d) April 15, 2025.

Section 7.      Amendment and Modification. This Agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by Company, Purchaser and all of the Principal Shareholders.

Section 8.      Entire Agreement. This Agreement evidences the entire agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Plan of Merger and any written agreements related thereto. Except for the Plan of Merger, this Agreement supersedes any agreements among any of Company, the Company Shareholders or Purchaser concerning the acquisition, disposition or control of any Company Common Stock.

Section 9.      Absence of Control. Subject to any specific provisions of this Agreement, it is the intent of the parties to this Agreement that Purchaser by reason of this Agreement shall not be deemed (until consummation of the Merger and the other transactions contemplated by the Plan of Merger) to control, directly or indirectly, Company and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of Company.

Section 10.   Informed Action. Each Principal Shareholder acknowledges that he or she has had an opportunity to be advised by counsel of his or her choosing with regard to this Agreement and the transactions and consequences contemplated hereby. Each Principal Shareholder further acknowledges that he or she has received a copy of the Plan of Merger and is familiar with its terms.

Section 11.   Severability. If any term, provision, covenant, or restriction contained in this Agreement is held by a final and unappealable Order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated unless the effect would be to cause this Agreement to not achieve its essential purposes.

Section 12.   Counterparts. This Agreement may be executed in one or more counterparts, which taken together shall constitute one and the same instrument. Executed counterparts of this Agreement shall be deemed to have been fully delivered and shall become legally binding if and when executed signature pages are received by electronic mail transmission from a party (including by facsimile, portable data file (pdf) or other electronic signature, including DocuSign).

Section 13.   Governing Law; Jurisdiction. This Agreement shall be governed, construed, and enforced accordance with the Laws of the State of Michigan, without regard to principles of conflicts of Laws. Each of the parties to this Agreement irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state and federal courts of the State of Michigan, and any appellate courts from any thereof, in any Action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such Action or proceeding shall be heard and determined in such Michigan court or, to the extent permitted by Law, in such federal court.

Section 14.    Succession and Assignment. This Agreement will be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of, in the case of assignment by Company or any Principal Shareholder, Purchaser, and, in the case of assignment by Purchaser, Company.

Section 15.    Directors’ Duties. The parties hereto acknowledge that each Principal Shareholder is entering into this Agreement solely in his or her capacity as a Company Shareholder and, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require any Principal Shareholder, in his or her capacity as a director of Company and/or Macatawa Bank, as applicable, to act or fail to act in accordance with his or her fiduciary duties in such director capacity. Furthermore, no Principal Shareholder makes any agreement or understanding herein in his or her capacity as a director of Company and/or Macatawa Bank. For the avoidance of doubt, nothing in this Section 15 shall in any way limit, modify or abrogate any of the obligations of the Principal Shareholders hereunder to vote the shares owned by him or her in accordance with the terms of the Agreement and not to transfer any shares except as permitted by this Agreement.

Section 16.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS VOTING AND SUPPORT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS VOTING AND SUPPORT AGREEMENT.

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In Witness Whereof, the parties hereto have executed this Agreement individually, or have caused this Agreement to be executed by their respective officers, on the day and year first written above.

PURCHASER: WINTRUST FINANCIAL CORPORATION	COMPANY: MACATAWA BANK CORPORATION

By:	By:

Name:	Timothy S. Crane	Name:	Richard L. Postma
Title:	President and Chief Executive Officer	Title:	Chairman of the Board of Directors

Principal Shareholders	Shares Owned

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